SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report.................October 22, 2004

Date of Earliest
Event Reported...............October 19, 2004

0-17893
(Commission File Number)

TELTRONICS, INC.
(Exact Name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

59-2937938
(I.R.S. Employer Identification Number)

2150 WHITFIELD INDUSTRIAL WAY, SARASOTA, FLORIDA 34243
(Address of principal executive offices, including zip code)

(941) 753-5000
(Registrant's telephone number, including area code)

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 3.02.   UNREGISTERED SALES OF SECURITIES.

                On October 19, 2004, the Registrant entered into an Investment Agreement ("Investment Agreement") under which the Registrant would issue to International Media Network AG ("IMN") 24,000,000 unregistered, restricted shares of its voting Common Stock ("Shares") which, if consummated, would result in IMN owning more than 51% of the outstanding Common Stock of the Registrant after issuance. The proposed purchase price of the Shares is $45,000,000 U.S. which would be payable by IMN's delivery at the Closing of $15,000,000 U.S. cash and two (2) Promissory Notes, each in the amount of $15,000,000 U.S. (respectively referred to as the "First Promissory Note" and the "Second Promissory Note").

                The First Promissory Note would be payable one (1) year after the Closing Date. The Second Promissory Note would be payable two (2) years after the Closing Date, provided the Registrant maintains a budget for the 2005 calendar year as contemplated by the Investment Agreement. The obligations of IMN under the First Promissory Note, Second Promissory Note and the Investment Agreement would be secured by a pledge of the Shares not fully paid for by IMN.

                The Investment Agreement contains covenants requiring IMN to execute documents at Closing that among other things will maintain a board of the Registrant consisting of seven (7) members, two (2) of which would be designated by IMN.

                The Closing under the Investment Agreement is conditioned upon the Registrant's Senior Vice President of Business Development, Norman R. Dobiesz, exchanging his 100,000 shares of the Registrant's Series A Preferred Stock for 33.4 percent of IMN's Common Stock pursuant to a Share Exchange Agreement with IMN. Among other things, the Share Exchange Agreement is conditioned on the Registrant amending its Certificate of Designation, Preferences and Rights relating to the Series A Preferred Stock so that the Series A Preferred Stock will have additional rights and preferences including conversion rights on a one-to-one basis into shares of Common Stock at a price of $2.00 U.S. per share and payments of $150 U.S. per share in the event of liquidation, dissolution of winding up of the Registrant.

                The Share Exchange Agreement contemplates that at the Closing, IMN will enter into a voting agreement with Mr. Dobiesz granting Mr. Dobiesz the right to vote the Series A Preferred Stock for a minimum of five (5) years and terminating after complete and final performance by IMN of all of its obligations under the Investment Agreement.

                The Closing of the proposed transactions provided in the Investment Agreement and the Share Exchange Agreement are scheduled to occur on or before February 28, 2005, and are subject to several conditions that may not occur. The Registrant, therefore, cannot assure that the Closing will ever occur, or that if it occurs, the Closing will be on the terms and conditions contained in the Investment Agreement and the Share Exchange Agreement.

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ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

                (a)     Not applicable.

                (b)     Not applicable.

                (c)     Exhibits

                          99       Press Release dated October 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on behalf of the undersigned thereunto duly authorized.

TELTRONICS, INC. (Registrant)
/s/ Ewen R. Cameron Ewen R. Cameron President and CEO

Dated: October 22, 2004

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